Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625

KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE THIRD QUARTER OF FISCAL YEAR 2022

Strong Customer Demand for North American Production and New Program Wins
Spokane Valley, WA— May 5, 2022 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended April 2, 2022.
For the third quarter of fiscal year 2022, Keytronic reported total revenue of $138.4 million, up 3% from $134.6 million in the same period of fiscal year 2021. For the first nine months of fiscal year 2022, total revenue was $405.6 million, up 5% from $386.1 million in the same period of fiscal year 2021. While year-over-year sales have increased, customer demand has been even higher but production continues to be constrained by global supply chain and transportation issues. In the coming quarters, the Company expects to ramp a number of new programs, including the previously announced program with a leading power equipment company in its Mexico facility during the first part of the next fiscal year.
During third quarter of fiscal year 2022, the results were again impacted by intermittent parts supply, factory downtime and overtime expenses. The Company’s facilities in Shanghai, China were closed for a portion of the third quarter by a mandated COVID shutdown, although we expect operations to resume shortly. Legal costs related specifically to the SEC’s review of last year’s whistleblower complaint totaled approximately $0.06 per diluted share during the quarter and we expect legal costs to potentially continue at a similar pace in coming periods.
Despite these headwinds, the Company slightly improved its margins when compared to the previous year. For the third quarter of fiscal year 2022, the Company’s gross margin was 8.3% and operating margin was 2.0%, compared to a gross margin of 8.2% and an operating margin of 1.9% in the same period of fiscal year 2021.
For the third quarter of fiscal year 2022, net income was $1.0 million or $0.09 per share, up 16% from $0.9 million or $0.08 per share for the same period of fiscal year 2021. For the first nine months of fiscal year 2022, net income was $2.4 million or $0.22 per share, compared to $4.2 million or $0.38 per share for the same period of fiscal year 2021.
“We’re pleased with the successful ramp of new programs and our expanding customer base in the third quarter of fiscal 2022, despite the continued headwinds from the global supply chain challenges,” said Craig Gates, President and Chief Executive Officer. “At the same time, global logistics problems and heightened assurance of supply concerns continue to drive the favorable trend of contract manufacturing returning to North America. We believe we are well positioned to benefit from this growing demand.”
“During the third quarter of fiscal year 2022, we won new programs involving outdoor recreation, RFID, industrial connectivity and electric mobility products. While the global supply chain and COVID-19 crises continue to present uncertainty and multiple business challenges in the fourth quarter, we see the potential for significant growth in fiscal 2023 and beyond.”

Business Outlook
For the fourth quarter of fiscal year 2022, Keytronic expects to report revenue in the range of $125 million to $135 million, and earnings in the range of $0.04 to $0.10 per diluted share. Despite growing customer demand and backlog, the Company expects that the ongoing disruptions from the global supply chain and COVID-19 issues will continue to significantly limit production and adversely impact operating efficiencies, particularly for our China-based facilities. These expected results assume an effective tax rate of approximately 20% for the full fiscal year.
Conference Call
Key Tronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) today. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 888-220-8451 or +1-323-794-2588 (Access Code: 6479803). A replay will be available by calling 888-203-1112 or +1-719-457-0820 (Access Code: 6479803).
About Key Tronic
Keytronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Keytronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, could, estimates, expects, hopes, intends, plans, predicts, projects, targets, or will, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue, earnings, legal and internal review expenses and further costs during fiscal 2022; expenses related to, and estimated recovery from, the COVID-19 health pandemic; demand from new and existing customers; and key components supply and other supply chain and transportation and logistics issues. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: risks relating to the internal investigation by the Audit Committee, including legal and internal review costs, the risk of legal proceedings or government investigations relating to the subject of the internal investigation and related or unrelated matters; the future of the global economic environment and its impact on our customers and suppliers, particularly during the COVID-19 health crisis; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such trade negotiations and other risks including those related to COVID-19 response; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net sales	$138,391	$134,600	$405,609	$386,069
Cost of sales	126,883	123,504	374,155	354,336
Gross profit	11,508	11,096	31,454	31,733
Research, development and engineering expenses	2,526	2,655	7,473	7,292
Selling, general and administrative expenses	6,193	5,865	17,447	16,349
Total operating expenses	8,719	8,520	24,920	23,641
Operating income	2,789	2,576	6,534	8,092
Interest expense, net	1,551	1,020	3,638	2,549
Income before income taxes	1,238	1,556	2,896	5,543
Income tax provision	231	689	487	1,377
Net income	$1,007	$867	$2,409	$4,166
Net income per share — Basic	$0.09	$0.08	$0.22	$0.39
Weighted average shares outstanding — Basic	10,762	10,760	10,762	10,760
Net income per share — Diluted	$0.09	$0.08	$0.22	$0.38
Weighted average shares outstanding — Diluted	11,062	11,429	11,059	11,040

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 2, 2022	July 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,722	$3,473
Trade receivables, net of allowance for doubtful accounts of $219 and $275	137,835	110,324
Contract assets	23,443	24,781
Inventories, net	155,066	137,329
Other	26,017	23,345
Total current assets	344,083	299,252
Property, plant and equipment, net	26,690	35,735
Operating lease right-of-use assets, net	17,838	15,745
Other assets:
Deferred income tax asset	11,485	9,656
Other	11,330	1,458
Total other assets	22,815	11,114
Total assets	$411,426	$361,846
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125,174	$92,823
Accrued compensation and vacation	8,659	11,471
Current portion of debt, net	6,143	2,143
Other	24,362	20,268
Total current liabilities	164,338	126,705
Long-term liabilities:
Term loans	6,268	7,906
Revolving loan	99,198	90,362
Operating lease liabilities	12,059	11,428
Deferred income tax liability	51	—
Other long-term obligations	5,486	1,740
Total long-term liabilities	123,062	111,436
Total liabilities	287,400	238,141
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,762 and 10,762 shares, respectively	47,399	47,181
Retained earnings	76,861	74,452
Accumulated other comprehensive income (loss)	(234)	2,072
Total shareholders’ equity	124,026	123,705
Total liabilities and shareholders’ equity	$411,426	$361,846
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